As filed with the Securities and Exchange Commission on September 28, 2009
Registration No. 333-138864

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BALD EAGLE ENERGY INC.
(Exact name of registration as specified in its charter)

Nevada	1382	72-1619354
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380
(281) 362-2821

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alvaro Vollmers, CEO and President
Bald Eagle Energy, Inc.
21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380
(281) 362-2821

(Name, address, including zip code, and telephone number, including area code, of agent for service)

This post-effective amendment de-registers all shares of common stock registered hereunder and remaining unsold as of the date hereof.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑

DE-REGISTRATION OF SHARES

This post-effective amendment relates to our Registration Statement on Form SB-2 (Registration No. 333-138864) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on April 12, 2007.  The Registration Statement registered the offering of up to 7,517,150 shares of common stock of Bald Eagle Energy, Inc. (the “Registrant”).

On September 28, 2009, the Registrant filed Form 15 to suspend its obligation to file periodic reports under the Securities Exchange Act of 1934, as amended.  After this filing, the Registrant will no longer meet the registrant requirements of this Form, so the Registrant has terminated the offering contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of shares of common stock originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September  28, 2009.

BALD EAGLE ENERGY INC.

By:	/s/ Alvaro Vollmers
Alvaro Vollmers
CEO and President

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Alvaro Vollmers
Alvaro Vollmers	Director, Chief Executive Officer, President, Chief
Financial Officer and Secretary
Date: September 28, 2009	(principal executive, financial and accounting officer)